Exhibit 99.1

Potlatch Corporation 601 W. First Ave., Suite 1600 Spokane, WA 99201 509.835.1500 www.potlatchcorp.com
News Release
For immediate release:

Contact:	(Investors)	(Media)
	Jerry Richards	Mark Benson
	509.835.1521	509.835.1513
Potlatch Corporation Reports Second Quarter 2015 Results
SPOKANE, Wash - July 28, 2015 - Potlatch Corporation (Nasdaq: PCH) today reported net income of $711,000, or $0.02 per diluted share, on revenues of $128.7 million for the quarter ended June 30, 2015. Net income was $16.3 million, or $0.40 per diluted share, on revenues of $143.9 million in the second quarter of 2014.
"Our earnings were pressured in the second quarter as a result of the slide in lumber prices over the first five months of the year and seasonally light harvest volumes," said Mike Covey, chairman and chief executive officer. "While it took a bit longer than expected, we were pleased to see the sharp recovery in lumber prices late in the quarter. In the second half of the year, we expect higher lumber prices, along with seasonally higher harvest levels and continued strength in the Minnesota rural recreation real estate market to result in much stronger earnings," concluded Mr. Covey.

Financial Highlights
(millions, except per share data)

	Q2 2015	Q1 2015	Q2 2014
Revenues	$128.7	$134.1	$143.9
Net income	$0.7	$5.7	$16.3
Net income per diluted share	$0.02	$0.14	$0.40
Distribution per share	$0.375	$0.375	$0.35
Net cash from operations	$(7.7)	$24.4	$28.4
Cash and short-term investments at end of period	$10.6	$28.0	$83.2
Business Performance: Q2 2015 vs. Q1 2015
Resource
Resource’s operating income was $8.8 million on revenues of $44.1 million in the second quarter, compared to operating income of $15.0 million on revenues of $54.0 million in the first quarter of 2015. Earnings declined due to seasonally lower harvest volumes in the Northern region as a result of spring break up. The effect of lower volumes was partially offset by higher prices for cedar logs in the North and slightly higher Southern pine sawlog and pulpwood prices due to unusually wet weather, which constrained supply in Arkansas.
Wood Products
Wood Products lost $2.0 million on revenues of $84.2 million in the second quarter, compared to operating income of $3.5 million on revenues of $89.2 million in the first quarter of 2015. Lumber shipments were down slightly and the average lumber price realized was 9% lower in the second quarter. Log costs also remained high in the Lake States due to pulp mill demand in the region.
Real Estate
Real Estate’s operating income was $8.5 million on revenues of $10.7 million in the second quarter, compared to operating income of $1.6 million on revenues of $3.1 million in the first quarter of 2015. The increase in earnings in the second quarter was due to the sale of two commercial sites and a record number of quarterly transactions driven by strength in the Minnesota rural recreational real estate market.

Conference Call Information
A live conference call and webcast will be held today, July 28, 2015, at 9 a.m. Pacific Time (noon Eastern Time). Investors may access the webcast at www.potlatchcorp.com by clicking on the Investor Resources link or by conference call at 1-866-393-8403 for U.S./Canada and 1-706-679-7929 for international callers. Participants will be asked to provide conference I.D. number 75501784. Supplemental materials that will be discussed during the call are available on the website.
A replay of the conference call will be available two hours following the call until August 4, 2015 by calling 1-800-585-8367 for U.S./Canada or 1-404-537-3406 for international callers. Callers must enter conference I.D. number 75501784 to access the replay.
About Potlatch
Potlatch is a Real Estate Investment Trust (REIT) with approximately 1.6 million acres of timberland in Alabama, Arkansas, Idaho, Minnesota and Mississippi. Potlatch, a certified forest practices leader, is committed to providing superior returns to stockholders through long-term stewardship of its forest resources. The company also conducts a land sales and development business and operates wood products manufacturing facilities through its taxable REIT subsidiary. More information about Potlatch can be found on the company’s website at www.potlatchcorp.com.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Litigation Reform Act of 1995 as amended, including without limitation, statements about our expectations regarding future company performance; the direction of our business markets; business conditions in our Resource and Wood Products segments; lumber pricing; sawlog pricing; performance of our Wood Products, Resource and Real Estate segments in 2015; earnings growth; and similar matters. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, changes in timberland values; changes in timber harvest levels on the company's lands; changes in timber prices; changes in policy regarding governmental timber sales; changes in the United States and international economies; changes in the level of construction activity; changes in Chinese demand; changes in tariffs, quotas and trade agreements involving wood products; currency fluctuation; changes in demand for our products; changes in production and production capacity in the forest products industry; competitive pricing pressures for our products; unanticipated manufacturing disruptions; changes in general and industry-specific environmental laws and regulations; unforeseen environmental liabilities or expenditures; weather conditions; restrictions on harvesting due to fire danger; changes in raw material, fuel and other costs; the ability to satisfy complex rules in order to remain qualified as a REIT; changes in tax laws that could reduce the benefits associated with REIT status; and other risks and uncertainties described from time to time in the company's public filings with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this press release and the company does not undertake to update any forward-looking statements.

Potlatch Corporation
Consolidated Statements of Income
Unaudited (Dollars in thousands, except per share amounts)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenues	$128,747	$143,919	$262,872	$283,498
Costs and expenses:
Cost of goods sold	109,441	101,849	217,213	200,442
Selling, general and administrative expenses	11,995	12,345	24,321	22,022
	121,436	114,194	241,534	222,464
Operating income	7,311	29,725	21,338	61,034
Interest expense, net	(8,016)	(5,509)	(16,085)	(10,969)
Income (loss) before income taxes	(705)	24,216	5,253	50,065
Income taxes	1,416	(7,946)	1,114	(13,445)
Net income	$711	$16,270	$6,367	$36,620

Net income per share:
Basic	$0.02	$0.40	$0.16	$0.90
Diluted	$0.02	$0.40	$0.16	$0.90
Distributions per share	$0.375	$0.35	$0.75	$0.70
Weighted-average shares outstanding (in thousands):
Basic	40,843	40,741	40,822	40,726
Diluted	40,963	40,850	40,933	40,833

Potlatch Corporation
Condensed Consolidated Balance Sheets
Unaudited (Dollars in thousands)

	June 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash	$8,783	$4,644
Short-term investments	1,831	26,368
Receivables, net	18,055	9,928
Inventories	41,124	31,490
Deferred tax assets, net	6,168	6,168
Other assets	14,335	15,065
Total current assets	90,296	93,663
Property, plant and equipment, net	73,766	65,749
Timber and timberlands, net	824,587	828,420
Deferred tax assets, net	36,794	37,228
Other assets	14,809	10,361
Total assets	$1,040,252	$1,035,421
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$61,531	$49,324
Current portion of long-term debt	27,500	22,870
Revolving line of credit borrowings	15,000	—
Total current liabilities	104,031	72,194
Long-term debt	601,759	606,473
Liability for pension and other postretirement employee benefits	115,127	115,936
Other long-term obligations	14,043	15,752
Stockholders’ equity	205,292	225,066
Total liabilities and stockholders' equity	$1,040,252	$1,035,421

Potlatch Corporation
Condensed Consolidated Statements of Cash Flows
Unaudited (Dollars in thousands)

	Six Months Ended
	June 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$6,367	$36,620
Adjustments to reconcile net income to net cash from operating activities:
Depreciation, depletion and amortization	15,597	11,002
Basis of real estate sold	1,008	6,834
Change in deferred taxes	(1,707)	536
Employee benefit plans	3,166	(267)
Equity-based compensation expense	2,259	2,032
Other, net	(5,496)	(1,161)
Working capital and operating related activities, net	(4,538)	12,836
Net cash from operating activities	16,656	68,432
CASH FLOWS FROM INVESTING ACTIVITIES
Change in short-term investments	24,537	(21,665)
Property, plant and equipment	(12,248)	(6,508)
Timberlands reforestation and roads	(6,004)	(5,887)
Other, net	433	334
Net cash from investing activities	6,718	(33,726)
CASH FLOWS FROM FINANCING ACTIVITIES
Distributions to common stockholders	(30,507)	(28,413)
Revolving line of credit borrowings	15,000	—
Employee tax withholdings on equity-based compensation	(1,445)	(1,079)
Change in book overdrafts	(2,246)	(1,424)
Other, net	(37)	(124)
Net cash from financing activities	(19,235)	(31,040)
Change in cash	4,139	3,666
Cash at beginning of period	4,644	5,586
Cash at end of period	$8,783	$9,252

Potlatch Corporation
Segment Information
Unaudited (Dollars in thousands)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenues:
Resource	$44,111	$39,512	$98,066	$91,417
Wood Products	84,191	100,572	173,424	188,376
Real Estate	10,745	15,737	13,856	30,176
	139,047	155,821	285,346	309,969
Elimination of intersegment revenues - Resource	(10,300)	(11,902)	(22,474)	(26,471)
Total consolidated revenues	$128,747	$143,919	$262,872	$283,498

Operating income (loss):
Resource	$8,797	$10,818	$23,775	$27,042
Wood Products	(1,953)	14,870	1,547	27,577
Real Estate	8,521	12,378	10,120	20,649
Eliminations and adjustments	539	788	3,514	1,630
	15,904	38,854	38,956	76,898
Corporate	(8,593)	(9,129)	(17,618)	(15,864)
Operating income	7,311	29,725	21,338	61,034
Interest expense, net	(8,016)	(5,509)	(16,085)	(10,969)
Income (loss) before income taxes	$(705)	$24,216	$5,253	$50,065

Depreciation, depletion and amortization:[1]
Resource	$4,797	$2,728	$11,051	$6,644
Wood Products	1,661	1,515	3,237	3,044
Real Estate	15	14	30	29
	6,473	4,257	14,318	9,717
Corporate	620	641	1,279	1,285
Total depreciation, depletion and amortization	$7,093	$4,898	$15,597	$11,002

Basis of real estate sold:
Real Estate	$710	$2,242	$1,181	$7,409
Eliminations and adjustments	(110)	(30)	(173)	(575)
Total basis of real estate sold	$600	$2,212	$1,008	$6,834

[1]
The presentation of depreciation, depletion and amortization in Segment Information and the Condensed Consolidated Statements of Cash Flows includes amortization of bond discounts and deferred loan fees. Bond discounts and deferred loan fees are recorded in Interest expense, net in the Consolidated Statements of Income.